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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ortec International, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-80799) of Ortec International, Inc. of our report dated March 23, 2005, relating to the consolidated financial statements, which appear in this Form 10-KSB. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Seidman, LLP

New York, New York
March 30, 2005